As filed with the Securities and Exchange Commission on October 27, 2000.

                                               File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   11                                       (X)


                            THE MONEY MARKET PORTFOLIOS
                 (Exact Name of Registrant as Specified in Charter)

                   777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
                 (Address of Principal Executive Offices (Zip Code)

         Registrant's Telephone Number, Including Area Code (650) 312-2000

         MURRAY L. SIMPSON, 777 Mariners Island Blvd., San Mateo, CA 94404
                 (Name and Address of Agent for Service of Process)











                       Please Send Copy of Communications to:

                               Mark H. Plafker, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102



                          THE MONEY MARKET PORTFOLIOS
                          THE MONEY MARKET PORTFOLIO
             THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO


FORM N-1A, PART A:


Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

MONEY MARKET PORTFOLIO

GOAL AND STRATEGIES

GOAL   The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1 share price.

MAIN INVESTMENT STRATEGIES

The Fund invests in high-quality, short-term U.S. dollar denominated money market securities of domestic and foreign issuers, including:

BANK OBLIGATIONS and instruments secured by bank obligations, which include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, bank notes and bankers' acceptances. From time to time, the Fund may concentrate its investments in bank obligations (such as certificates of deposits) issued by domestic banks. Investments in obligations of U.S. branches of foreign banks are considered domestic banks if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities.

o CERTIFICATES OF DEPOSITS, which are bank obligations that are issued against money deposited in a banking institution for a specified period of time at a specified interest rate.

COMMERCIAL PAPER, which is a short-term obligation of a bank, corporation or other borrower with a maturity of up to 270 days. Commercial paper may also be asset backed (that is, backed by a pool of assets representing the obligations of a number of different parties). At any time, the Fund may have a significant portion of its investments in asset-backed commercial paper.

REPURCHASE AGREEMENTS, which are agreements to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

U.S. GOVERNMENT SECURITIES, which include marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government or its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government.

PORTFOLIO MATURITY AND QUALITY The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o    with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally recognized rating services (or comparable unrated securities).

MAIN RISKS

FINANCIAL SERVICES COMPANIES Financial services companies such as banks are highly dependent on the supply of short-term financing. The value of securities issued by financial services companies can be sensitive to changes in government regulation and interest rates and to economic downturns in the U.S. and overseas.

INCOME Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

INTEREST RATE Changes in interest rates can be sudden and unpredictable. Rate changes occur in response to general economic conditions and also as a result of actions by the Federal Reserve Board. A reduction in short-term interest rates will normally result in reduced interest income to the Fund and thus a reduction in dividends payable top shareholders. An increase in short-term interest rates will normally have the effect of increasing dividends to shareholders.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the Fund tries to maintain a $1 share price, it is possible to lose money by investing in the Fund.

FRANKLIN U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

GOAL AND STRATEGIES

GOAL   The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1 share price.

MAIN INVESTMENT STRATEGIES

The Fund invests only in marketable obligations that are issued or guaranteed by the U.S. government or that carry a guarantee that is supported by the full faith and credit of the U.S. government, repurchase agreements collateralized only by these securities, and stripped securities (which are separate income and principal components of a debt security). It is the Fund's present policy to limit its investments to U.S. Treasury bills, notes and bonds (including stripped securities), and repurchase agreements collateralized only by these securities. A repurchase agreement is an agreement to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

PORTFOLIO MATURITY AND QUALITY The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o    with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally recognized rating services (or comparable unrated securities).

MAIN RISKS

INCOME Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

INTEREST RATE Changes in interest rates can be sudden and unpredictable. Rate changes occur in response to general economic conditions and also as a result of actions by the Federal Reserve Board. A reduction in short-term interest rates will normally result in reduced interest income to the Fund and thus a reduction in dividends payable top shareholders. An increase in short-term interest rates will normally have the effect of increasing dividends to shareholders.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the Fund tries to maintain a $1 share price, it is possible to lose money by investing in the Fund.

ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(A) MANAGEMENT

      (1) INVESTMENT ADVISER

Franklin Advisers, Inc. (Advisers), 777 Mariners Island Blvd., San Mateo, CA 94404, is each Fund's investment manager. Together, Advisers and its affiliates manage over $236 billion in assets.

Each Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended June 30, 2000, management fees, before any advance waiver, were 0.15% of each Fund's average daily net assets. Under an agreement by the manager to limit its fees, each Fund paid 0.14% of its average daily net assets to the manager for its services. The manager may end this arrangement at any time upon notice to the Fund's Board of Trustees.

ITEM 7.  SHAREHOLDER INFORMATION

(A) PRICING OF FUND SHARES

Each Fund calculates its net asset value (NAV) per share at 3:00 p.m. Pacific time, each day the New York Stock Exchange is open, by dividing its net assets by the number of shares outstanding. The Fund's assets are generally valued at their amortized cost.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(B) PURCHASE OF FUND SHARES

The Funds' shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The Funds' shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of each Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Funds do not issue share certificates.

Shares of each Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(C) REDEMPTION OF FUND SHARES

As stated above, the Funds' shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Funds are open for business and are effected at the NAV next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Funds may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

ADDITIONAL POLICIES Please note that the Funds maintain additional policies and reserve certain rights, including:

o In unusual circumstances, we may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, the Fund reserves the right, in the case of an emergency, to make payments in securities or other assets of the Fund, if the payment of cash proceeds by check, wire or electronic funds transfer would be harmful to existing shareholders.

(D) DIVIDENDS AND DISTRIBUTIONS

Each Fund declares dividends for each day that the Fund's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Fund's net investment income. THE FUND DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the Fund at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Fund.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Fund.

TAX CONSIDERATIONS In general, Fund distributions are taxable to shareholders as ordinary income. This is true whether a shareholder reinvests its distributions in additional Fund shares or receives them in cash.

BACKUP WITHHOLDING. By law, the Fund must withhold 31% of a shareholder's taxable distributions and redemption proceeds if the shareholder does not provide its correct taxpayer identification number and certify that it is not subject to backup withholding, or if the IRS instructs the Fund to do so.

Every January, shareholders will receive a statement that shows the tax status of distributions received for the previous year. Distributions declared in December but paid in January are taxable as if they were paid in December.

Because the Fund expects to maintain a stable $1 share price, a shareholder should not have any gain or loss if it sells or exchanges its Fund shares.

Fund distributions generally will be subject to state and local taxes. States generally grant tax-free status to dividends paid from interest on certain U.S. government securities. Investment companies that invest in the Fund may not be able to pass through to their shareholders the exempt character of interest earned by the Fund on its U.S. government securities.

ITEM 8. DISTRIBUTION ARRANGEMENTS

      Not Applicable

ITEM 9. FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.








                          THE MONEY MARKET PORTFOLIOS
                          THE MONEY MARKET PORTFOLIO
             THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART B:

ITEM 10. COVER PAGE  AND TABLE OF CONTENTS

     Not Applicable

ITEM 11. FUND HISTORY

The Money Market Portfolios (Trust) is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992. Currently, the Trust has two series, the shares of beneficial interest of which are available only to other investment companies. The series are The Money Market Portfolio (Money Fund) and The U.S. Government Securities Money Market Portfolio (U.S. Securities Fund) (the Money Fund and U.S. Securities Fund are individually referred to as a Fund and collectively as the Funds.)

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

Generally, the policies and restrictions discussed in this Part B and in Part A apply when the Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation.

Each Fund has adopted certain restrictions as fundamental policies. This means they may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less.

A non-fundamental policy may be changed by the board of trustees without the approval of shareholders.

As money market funds, the Funds must follow certain procedures required by federal securities laws that may be more restrictive than some of the Funds' other policies or investment restrictions. With respect to diversification, these procedures require that each Fund not invest more than 5% of its total assets in securities of a single issuer, other than U.S. government securities, although it may invest up to 25% of its total assets in securities of a single issuer that are rated in the highest rating category for a period of up to three business days after purchase. Each Fund also must not invest more than (a) the greater of 1% of its total assets or $1 million in securities issued by a single issuer that are rated in the second highest rating category; and (b) 5% of its total assets in securities rated in the second highest rating category. These procedures are fundamental policies of each Fund.

FUNDAMENTAL INVESTMENT POLICIES

Each Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. Each Fund also tries to maintain a stable $1 share price.

Each Fund may not:

      1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the Money Fund's total asset value and up to 10% of the U.S. Securities Fund's total asset value.

      2. Make loans, except (a) through the purchase of debt securities in accordance with the investment goals and policies of the Fund, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described below.

      3. Invest in any issuer for purposes of exercising control or management.

      4. Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

      5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Fund would be invested in such securities or repurchase agreements.

      6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

      7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Fund as described in Part A specify otherwise.

      8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

      9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

      10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

      11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

The Funds have the following additional fundamental policies:

      1. Each Fund: (a) may not buy a security if, with respect to 75% of its total assets, more than 5% would be invested in the securities of any one issuer, and (b) may not invest in a security if the Fund would own more than 10% of the outstanding voting securities of any one issuer. These limitations do not apply to obligations issued or guaranteed by the U.S. government or its instrumentalities. In accordance with procedures adopted pursuant to Rule 2a-7 under the Investment Company Act of 1940 (1940 Act), the Money Fund will not invest more than 5% of the Money Fund's total assets in Eligible Securities of a single issuer, other than U.S. government securities.

      2. The U.S. Securities Fund may invest only in obligations, including U.S. Treasury bills, notes, bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or that carry a guarantee supported by the full faith and credit of the U.S. government, repurchase agreements collateralized only by such securities, and stripped securities.

NON-FUNDAMENTAL INVESTMENT POLICIES

      1. Each Fund may not invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development program.

      2. The U.S. Securities Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury.

      3. The Money Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

      4. The Money Fund will invest in obligations or instruments issued by banks and savings institutions with assets of at least $1 billion.

      5. The Money Fund may not invest more than 10% of its assets in time deposits with more than seven days to maturity.

      6. The Money Fund may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion, and may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Money Fund may invest more than 25% of its assets in certain domestic bank obligations, including U.S. branches of foreign banks.

      7. The Money Fund may not make any new investments while any outstanding loans exceed 5% of its total assets.

      8. The Money Fund may invest up to 10% of its assets in taxable municipal securities.

      9. The Money Fund may not invest more than 10% of its net assets in illiquid securities. Notwithstanding this limitation, the Money Fund may invest in securities that cannot be offered to the public for sale without first being registered under the Securities Act of 1933, as amended (1933
Act) (restricted securities), where such investment is consistent with the Money Fund's investment goal and the manager determines that there is a liquid institutional or other market for such securities. For example, restricted securities that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act and for which a liquid institutional market has developed will be considered liquid even though such securities have not been registered pursuant to the 1933 Act.

      10. The Money Fund may not invest more than 5% of its total assets in securities of companies, including predecessors, that have been in continuous operation for less than three years.

      11. The U.S. Securities Fund may invest only in U.S. Treasury bills, notes, and bonds (including stripped securities) and repurchase agreements collateralized only by such securities. This policy may only be changed upon 30 days' written notice to shareholders and to the National Association of Insurance Commissioners.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS

In trying to achieve its investment goals, each Fund where indicated may invest in the following types of securities or engage in the following types of transactions, and can be subject to the following types of risks:

ASSET-BACKED SECURITIES in which the Money Fund may invest are typically commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases it may be provided by a third party through a letter of credit or insurance guarantee.

Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality for the assets underlying the securities, how well the entity issuing the securities is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.

Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.

BANK OBLIGATIONS The Money Fund may invest in obligations of U.S. banks, foreign branches of U.S. or foreign banks, and U.S. branches of foreign banks. These obligations may include deposits that are fully insured by the U.S. government, its agencies or instrumentalities, such as time deposits in banking and savings institutions up to the current limit of the insurance on principal provided by the Federal Deposit Insurance Corporation. Time DEPOSITS are non-negotiable deposits that are held in a banking institution for a specified time at a stated interest rate. Deposits are frequently combined in larger units by an intermediate bank or other institution.

COMMERCIAL PAPER The Money Fund may invest in commercial paper of domestic or foreign issuers.

CORPORATE OBLIGATIONS in which the Money Fund may invest include fixed, floating and variable rate bonds, debentures or notes.

CREDIT An issuer of securities may be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value. Some of the Money Fund's portfolio securities may be supported by credit enhancements, which may be provided by either U.S. or foreign banks and insurance companies. These securities have the credit risk of the entity providing the credit support. Credit support provided by a foreign bank or insurance company may be less certain because of the possibility of adverse foreign economic, political or legal developments that may affect the ability of that entity to meet its obligations.

FOREIGN SECURITIES The value of foreign (and U.S.) securities that the Money Fund may hold is affected by general economic conditions and individual company and industry earnings prospects. While foreign securities may offer significant opportunities for gain, they also involve additional risks that can increase the potential for losses in the Money Fund.

The political, economic and social structures of some countries the Money Fund invests in may be less stable and more volatile than those in the U.S. The risks of investing in these countries include the possibility of the imposition of exchange controls, expropriation, restrictions on removal of currency or other assets, nationalization of assets and punitive taxes.

There may be less publicly available information about a foreign company or government than about a U.S. company or public entity. Certain countries' financial markets and services are less developed than those in the U.S. or other major economies. As a result, they may not have uniform accounting, auditing and financial reporting standards and may have less government supervision of financial markets. Foreign securities markets may have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the U.S. Transaction costs on foreign securities markets are generally higher than in the U.S. The settlement practices may be cumbersome and result in delays that may affect portfolio liquidity. The Money Fund may have greater difficulty exercising rights, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

ILLIQUID INVESTMENTS Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Money Fund has valued them. The Money Fund's board of trustees will review the determination by the manager to treat a restricted security as a liquid security on an ongoing basis, including, among others, the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and market place trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). To the extent the Money Fund invests in restricted securities that are deemed liquid, the general level of illiquidity in the Money Fund may be increased if qualified institutional buyers become uninterested in buying these securities or the market for these securities contracts. The Money Fund's board of trustees will consider appropriate actions, consistent with the Money Fund's goals and policies, if a security becomes illiquid after purchase.

INTEREST RATE As a general rule, when interest rates rise, debt securities can lose market value. Similarly, when interest rates fall, debt securities can gain value. However, because the length of time to maturity of the money market instruments in a Fund's portfolio is very short, it is unlikely to be affected by interest rate changes in this way except in the case of unexpectedly large interest rate changes over a very short period of time.

LOANS OF PORTFOLIO SECURITIES To generate additional income, each Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 25% of the value of the Money Fund's total assets and 10% of the value of the U.S. Securities Fund's total assets, measured at the time of the most recent loan. For each loan, the borrower must maintain with the Money Fund's custodian collateral (consisting of cash) and with the U.S. Securities Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to 100% of the current market value of the loaned securities. Each Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Each Fund also continues to receive any distributions paid on the loaned securities. Each Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. Each Fund will loan its securities only to parties who meet creditworthiness standards approved by a Fund's board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

MUNICIPAL SECURITIES The Money Fund may invest in municipal securities, which are issued by or on behalf of states, territories or possessions of the U.S., the District of Columbia, or their political subdivisions, agencies or instrumentalities. They are generally issued to raise money for various public purposes, such as constructing public facilities and making loans to public institutions. Certain types of municipal securities are issued to provide funding for privately operated facilities and are generally taxable.

REPURCHASE AGREEMENTS Under a repurchase agreement, each Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by a Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon a Fund's ability to sell the underlying securities. Each Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

STRIPPED SECURITIES are the separate income and principal components of debt securities. Once the securities have been stripped they are referred to as zero coupon securities. Their risks are similar to those of other money market securities although they may be more volatile. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

These risks also include, among others, the risk that the price movements in the underlying securities correlate with price movements in the relevant portion of a Fund's portfolio. A Fund either bears the risk in the same amount as the instrument it has purchased, or there may be a negative correlation that would result in a loss on both the underlying security and the stripped security.

U.S. GOVERNMENT SECURITIES Some U.S. government securities, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association, are issued or guaranteed by the U.S. government or carry a guarantee that is supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not considered direct obligations of the U.S. government. Instead, they involve sponsorship or guarantees by government agencies or enterprises. For example, some securities are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank. Others, such as obligations of the Federal Farm Credit Banks Funding Corporation, are supported only by the credit of the instrumentality.

VARIABLE MASTER DEMAND NOTES are a type of commercial paper in which the Money Fund may invest. They are direct arrangements between a lender and a borrower that allow daily changes to the amount borrowed and to the interest rate. The Money Fund, as lender, may increase or decrease the amount provided by the note agreement, and the borrower may repay up to the full amount of the note without penalty. Typically, the borrower may also set the interest rate daily, usually at a rate that is the same or similar to the interest rate on other commercial paper issued by the borrower. The Money Fund does not have any limit on the amount of its assets that may be invested in variable master demand notes and may invest only in variable master demand notes of U.S. issuers.

Because variable master demand notes are direct lending arrangements between the lender and the borrower, they generally are not traded and do not have a secondary market. They are, however, redeemable at face value plus accrued interest at any time, although the Money Fund's ability to redeem a note is dependent on the ability of the borrower to pay the principal and interest on demand. When determining whether to invest in a variable master demand note, the manager considers, among other things, the earnings power, cash flow and other liquidity ratios of the issuer.

WHEN-ISSUED OR DELAYED-DELIVERY TRANSACTIONS are those where payment and delivery for the security take place at a future date. Since the market price of the security may fluctuate during the time before payment and delivery, a Fund assumes the risk that the value of the security at delivery may be more or less than the purchase prices. When a Fund is the buyer in the transaction, it will maintain cash or liquid securities, with an aggregate value equal to the amount of its purchase commitments, in a segregated account with its custodian bank until payment is made. A Fund will not engage in when-issued and delayed-delivery transactions for investment leverage purposes.

13. MANAGEMENT OF THE FUND

     (A) BOARD OF TRUSTEES

The Trust has a board of trustees. The board is responsible for the overall management of the Trust, including general supervision and review of each Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

     (B) MANAGEMENT INFORMATION

The name, age and address of the officers and board members, as well as their affiliations, positions held with the Trust, and principal occupations during the past five years are shown below.

Frank H. Abbott, III (79)
1045 Sansome Street, San Francisco, CA 94111
TRUSTEE

President and Director, Abbott Corporation (an investment company); director or trustee, as the case may be, of 29 of the investment companies in Franklin Templeton Investments; and FORMERLY, Director, MotherLode Gold Mines Consolidated (gold mining) (until 1996) and Vacu-Dry Co. (food processing) (until 1996).

Harris J. Ashton (68)
191 Clapboard Ridge Road, Greenwich, CT 06830
TRUSTEE

Director, RBC Holdings, Inc. (bank holding company) and Bar-S Foods (meat packing company); director or trustee, as the case may be, of 48 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Robert F. Carlson (72)
2120 Lambeth Way, Carmichael, CA 95608
TRUSTEE

Vice President and past President, Board of Administration, California Public Employees Retirement Systems (CALPERS); director or trustee, as the case may be, of 11 of the investment companies in Franklin Templeton Investments; and FORMERLY, member and Chairman of the Board, Sutter Community Hospitals, member, Corporate Board, Blue Shield of California, and Chief Counsel, California Department of Transportation.

S. Joseph Fortunato (68)
Park Avenue at Morris County, P.O. Box 1945
Morristown, NJ 07962-1945
TRUSTEE

Member of the law firm of Pitney, Hardin, Kipp & Szuch; and director or trustee, as the case may be, of 50 of the investment companies in Franklin Templeton Investments.

*Charles B. Johnson (67)
777 Mariners Island Blvd., San Mateo, CA 94404
CHAIRMAN OF THE BOARD AND TRUSTEE

Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Investment Advisory Services, Inc.; Vice President, Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton Investments.

*Charles E. Johnson (44)
777 Mariners Island Blvd., San Mateo, CA 94404
PRESIDENT AND TRUSTEE

President, Member - Office of the President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Advisers, Inc.; Director, Templeton Investment Counsel, Inc.; President, Franklin Investment Advisory Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 33 of the investment companies in Franklin Templeton Investments.

*Rupert H. Johnson, Jr. (60)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT AND TRUSTEE

Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Director, Franklin Advisers, Inc., Franklin Investment Advisory Services, Inc. and Franklin/Templeton Investor Services, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 52 of the investment companies in Franklin Templeton Investments.

Frank W.T. LaHaye (71)
20833 Stevens Creek Blvd., Suite 102, Cupertino, CA 95014
TRUSTEE

Chairman, Peregrine Venture Management Company (venture capital); Director, The California Center for Land Recycling (redevelopment); director or trustee, as the case may be, of 29 of the investment companies in Franklin Templeton Investments; and FORMERLY, General Partner, Miller & LaHaye and Peregrine Associates, the general partners of Peregrine Venture funds.

Gordon S. Macklin (72)
8212 Burning Tree Road, Bethesda, MD 20817
TRUSTEE

Director, Martek Biosciences Corporation, WorldCom, Inc. (communications services), MedImmune, Inc. (biotechnology), Overstock.com (internet services), White Mountains Insurance Group, Ltd. (holding company) and Spacehab, Inc. (aerospace services); director or trustee, as the case may be, of 48 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chairman, White River Corporation (financial services) (until 1998) and Hambrecht & Quist Group (investment banking) (until 1992), and President, National Association of Securities Dealers, Inc. (until 1987).

Harmon E. Burns (55)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc., Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 52 of the investment companies in Franklin Templeton Investments.

Martin L. Flanagan (40)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

President, Member - Office of the President, Chief Financial Officer and Chief Operating Officer, Franklin Resources, Inc.; Executive Vice President and Director, Franklin/Templeton Investor Services, Inc.; President and Chief Financial Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Executive Vice President, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Chief Financial Officer, Franklin Advisory Services, LLC; Chairman and Director, Franklin Templeton Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 52 of the investment companies in Franklin Templeton Investments.

David P. Goss (53)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Counsel, Franklin Resources, Inc.; President, Chief Executive Officer and Director, Franklin Select Realty Trust, Property Resources, Inc., Property Resources Equity Trust, Franklin Real Estate Management, Inc. and Franklin Properties, Inc.; officer and director of some of the other subsidiaries of Franklin Resources, Inc.; officer of 53 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Director, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund (until 1996).

Barbara J. Green (53)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Vice President and Deputy General Counsel, Franklin Resources, Inc.; Senior Vice President, Templeton Worldwide, Inc. and Templeton Global Investors, Inc.; officer of 53 of the investment companies in Franklin Templeton Investments; and FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and Senior Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, U.S. Securities and Exchange Commission (1986-1995), Attorney, Rogers & Wells (until 1986), and Judicial Clerk, U.S. District Court (District of Massachusetts) (until 1979).

Edward V. McVey (63)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Senior Vice President, Franklin Templeton Distributors, Inc.; officer of one of the other subsidiaries of Franklin Resources, Inc. and of 30 of the investment companies in Franklin Templeton Investments.

Kimberley Monasterio (36)
777 Mariners Island Blvd., San Mateo, CA 94404
TREASURER AND PRINCIPAL ACCOUNTING OFFICER

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 34 of the investment companies in Franklin Templeton Investments.

Murray L. Simpson (63)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Executive Vice President and General Counsel, Franklin Resources, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; officer of 53 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chief Executive Officer and Managing Director, Templeton Franklin Investment Services (Asia) Limited (until January 2000) and Director, Templeton Asset Management Ltd. (until 1999).

R. Martin Wiskemann (73)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Executive Vice President, and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; and officer and/or director or trustee, as the case may be, of 15 of the investment companies in Franklin Templeton Investments; and FORMERLY, Vice President and Director, ILA Financial Services, Inc. (until 1998).

*This board member is considered an "interested person" under federal securities laws.

Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Charles E. Johnson.

Currently, the Trust does not pay fees to noninterested board members. Board members who serve on the audit committee of the Trust and other funds in Franklin Templeton Investments receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the Trust. Members of a committee are not compensated for any committee meeting held on the day of a board meeting. Noninterested board members may also serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to noninterested board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within Franklin Templeton Investments. The following table provides the total fees paid to noninterested board members by Franklin Templeton Investments.


                        TOTAL FEES     NUMBER OF BOARDS
                       RECEIVED FROM      IN FRANKLIN
                         FRANKLIN          TEMPLETON
        NAME             TEMPLETON      INVESTMENTS ON
                     INVESTMENTS 1 ($) WHICH EACH SERVES 2
---------------------------------------------------------
Frank H. Abbott, III      156,060             29
Harris J. Ashton          363,165             48
Robert F. Carlson          89,690             11
S. Joseph Fortunato       363,238             50
Frank W.T. LaHaye         156,060             29
Gordon S. Macklin         363,165             48

1. For the calendar year ended December 31, 1999.
2. We base the number of boards on the number of registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or funds within each investment company for which the board members are responsible. Franklin Templeton Investments currently includes 52 registered investment companies, with approximately 156 U.S. based funds or series.

Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each such board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of October 2, 2000, the principal shareholders of the Funds, beneficial or of record, were as follows:

NAME AND ADDRESS                            PERCENTAGE (%)
-------------------------------------------------------------
MONEY FUND
IFT Money Market Portfolio (140)                30.89
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

Franklin Money Fund (111)                       64.86
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

U.S. SECURITIES FUND
IFT Franklin U.S. Government Securities         28.52
Money Market Portfolio (142)
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

Franklin Federal Money Fund (113)               71.483
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

Franklin Money Fund and Franklin Federal Money Fund could each be deemed to control the respective Fund, as that term is defined under the Investment Company Act of 1940 Act. Franklin Money Fund and Franklin Federal Money Fund were both organized as California corporations and are located at the address of the registrant set forth on the cover of this amendment to the registration statement.

(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of either Fund's outstanding shares.

(c) As of October 2, 2000, the officers and board members did not own of record or beneficially any shares of either Fund. The board members may own shares in other funds in Franklin Templeton Investments.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

MANAGER AND SERVICES PROVIDED Each Fund's manager is Franklin Advisers, Inc. The manager is a wholly owned subsidiary of Franklin Resources, Inc. (Resources), a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.

Each Fund, its manager and principal underwriter have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund, its manager and principal underwriter will be governed by the code of ethics. The code of ethics is on file with, and available from, the U.S. Securities and Exchange Commission
(SEC).

MANAGEMENT FEES Each Fund pays the manager a fee equal to an annual rate of 0.15%.

The fee is computed at the close of business each day.

For the last three fiscal years ended June 30, the Funds paid the following management fees:

                               MANAGEMENT FEES PAID ($)
-------------------------------------------------------------------
                                2000          1999            1998
-------------------------------------------------------------------
MONEY FUND 1               5,179,045     3,900,807       2,830,858
-------------------------------------------------------------------
U.S. SECURITIES FUND 2       351,386       430,179         367,433
-------------------------------------------------------------------

1. For the fiscal years ended 2000, 1999 and 1998, management fees, before any advance waiver, totaled $5,343,198, $3,996,761 and $2,963,304, respectively. Under an agreement by the manager to limit its fees, the Fund paid the management fees shown.

2. For the fiscal years ended 2000, 1999 and 1998, management fees, before any advance waiver, totaled $376,050, $437,891 and $394,321, respectively. Under an agreement by the manager to limit its fees, the Fund paid the management fees shown.

SHAREHOLDER SERVICING AND TRANSFER AGENT Franklin/Templeton Investor Services, Inc. (Investor Services) is the Funds' shareholder servicing agent and acts as the Funds' transfer agent and dividend-paying agent. Investor Services is located at 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. Please send all correspondence to Investor Services to P.O. Box 33096, St. Petersburg, FL 33733-8096.

For its services, Investor Services receives a fixed fee per account. The Funds also will reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the Fund. The amount of reimbursements for these services per benefit plan participant Fund account per year will not exceed the per account fee payable by the Fund to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286, acts as custodian of the Funds' securities and other assets.

AUDITOR PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, is the Funds' independent auditor. The auditor gives an opinion on the financial statements included in the Trust's Annual Report to Shareholders and reviews the Trust's registration statement filed with the SEC.

16. BROKERAGE ALLOCATION AND OTHER POLICIES

Since most purchases by the Funds are principal transactions at net prices, the Funds incur little or no brokerage costs. The Funds deal directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Funds seek to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Funds' officers are satisfied that the best execution is obtained, the sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments, also may be considered a factor in the selection of broker-dealers to execute the Funds' portfolio transactions.

If purchases or sales of securities of the Funds and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Funds are concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Funds.

During the fiscal years ended June 30, 2000, 1999 and 1998, the Funds did not pay any brokerage commissions.

As of June 30, 2000, Money Fund owned the following securities issued by its regular broker-dealers:

----------------------------------------------------------
                                             AGGREGATE
                                              VALUE OF
                                             PORTFOLIO
                                          TRANSACTIONS ($)
----------------------------------------------------------
Morgan Stanley Dean Witter                    153,622,000
----------------------------------------------------------
Morgan (J.P.) Securities Inc.                  24,665,000
----------------------------------------------------------
UBS Warburg                                    24,991,000
----------------------------------------------------------
Merrill Lynch Government Securities Inc.       74,302,000
----------------------------------------------------------
Barclays Investment Inc.                       24,931,000
----------------------------------------------------------
Banc of America Securities LLC                155,000,000
----------------------------------------------------------
Salomon Smith Barney                          164,514,000
----------------------------------------------------------
Dresdner Kleinwort Benson, North America       75,001,000
LLC
----------------------------------------------------------

Except as noted, the Funds did now own securities issued by their regular broker-dealers as of the end of the fiscal year.

17. CAPITAL STOCK AND OTHER SECURITIES

The Funds are diversified series of The Money Market Portfolios (Trust), an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992, and is registered with the SEC.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may be called by the board to consider the removal of a board member if requested in writing by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting also may be called by the board in its discretion.

18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

PRICING SHARES The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value (NAV) per share is determined by dividing the NAV of the fund by the number of shares outstanding.

Each Fund calculates its NAV per share each business day at 3:00 p.m. Pacific time. The Funds do not calculate the NAV on days the New York Stock Exchange
(NYSE) is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of each Fund's portfolio securities, including any securities set aside on the Fund's books for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Funds would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Funds computed as described above may tend to be higher than a like computation made by a Fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Funds would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the Funds would receive less investment income. The opposite would be true in a period of rising interest rates.

The Funds' use of amortized cost, which helps the Funds maintain a $1 share price, is permitted by a rule adopted by the SEC.

The board has established procedures designed to stabilize, to the extent reasonably possible, each Fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the Fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

REDEMPTIONS IN KIND Each Fund has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash.

ITEM 19. TAXATION OF THE FUND

DISTRIBUTIONS OF NET INVESTMENT INCOME The Funds typically pay dividends from their daily net income each day that their net asset values are calculated. The Funds' daily net income includes accrued interest and any original issue or acquisition discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable $1 share price), less the estimated expenses of the Funds. Any distributions by a Fund from such income will be taxable to shareholders as ordinary income, whether they receive them in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS The Funds may derive capital gains and losses in connection with sales or other dispositions of their portfolio securities. Distributions from net short-term capital gains will be taxable to shareholders as ordinary income. Because the Funds are money funds, they do not anticipate realizing any long-term capital gains.

MAINTAINING A $1 SHARE PRICE Gains and losses on the sale of portfolio securities and unrealized appreciation or depreciation in the value of these securities may require a Fund to adjust distributions to maintain its $1 share price. These procedures may result in under- or over-distributions by a Fund of its net investment income.

EFFECT OF FOREIGN INVESTMENTS ON DISTRIBUTIONS The Money Fund is authorized to invest in foreign securities. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Money Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed will be taxable to the Money Fund's shareholders as ordinary income, and any losses will reduce the Money Fund's ordinary income otherwise available for distribution to shareholders. This treatment could increase or decrease the Money Fund's ordinary income distributions to shareholders. The Money Fund may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce ordinary income distributions to shareholders.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS The Funds will inform shareholders of the amount of their distributions at the time they are paid, and will advise shareholders of their tax status for federal income tax purposes shortly after the close of each calendar year. If a shareholder has not held Fund shares for a full year, the Fund may designate and distribute to the shareholder, as ordinary income, a percentage of income that is not equal to the actual amount of such income earned during the period of the shareholder's investment in the Fund.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY Each Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). Each Fund has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As regulated investment companies, the Funds generally pay no federal income tax on the income and gains they distribute to shareholders. The board reserves the right not to maintain the qualification of a Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, a Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.

EXCISE TAX DISTRIBUTION REQUIREMENTS To avoid federal excise taxes, the Code requires each Fund to distribute to its shareholders by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. Each Fund intends to declare and pay these distributions in December (or to pay them in January, in which case shareholders must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.

REDEMPTION OF FUND SHARES Redemptions (including redemptions in kind) and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. Because the Funds try to maintain a stable $1 share price, however, shareholders should not expect to realize any capital gain or loss on the sale or exchange of their shares.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS Because each Fund's income is derived primarily from interest rather than dividends, generally none of their distributions will be eligible for the corporate dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES The Funds may invest in complex securities, including stripped securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gain or loss recognized by the Fund is treated as ordinary or capital, or as interest or dividend income. These rules could therefore affect the amount, timing or character of the income distributed by a Fund to shareholders.

ITEM 20. UNDERWRITERS

     Not Applicable

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not Applicable

ITEM 22. FINANCIAL STATEMENTS

The audited financial statements and auditor's report in the Trust's Annual Report to Shareholders, for the fiscal year ended June 30, 2000, are incorporated herein by reference.












                          THE MONEY MARKET PORTFOLIOS

                                   FORM N-1A

                           PART C: OTHER INFORMATION

      ITEM 23. EXHIBITS.

           The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

           (A)  ARTICLES OF INCORPORATION

                (i)  Agreement and Declaration of Trust dated June 16, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Certificate of Trust dated June 16, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

           (B)  BY-LAWS

                (i)  By-Laws
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to By-Laws dated April 19, 1994
                     Filing: Amendment No. 10 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1999

           (C)  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

                Not Applicable

           (D)  INVESTMENT ADVISORY CONTRACTS

                (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to Management Agreement dated August 1, 1995 to the Management Agreement dated August 27, 1992
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

           (E)  UNDERWRITING CONTRACTS

                Not Applicable

           (F)  BONUS OR PROFIT SHARING CONTRACTS

                Not Applicable

           (G)  CUSTODIAN AGREEMENTS

                (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

                (ii) Terminal Link Agreement between Registrant and Bank of
                     New York dated February 16, 1996
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

                (iii)Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and Bank of New York
                     Filing: Amendment No. 8 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1997

                (iv) Amendment to Master Custody Agreement dated February 27,
                     1998
                     Filing: Amendment No. 10 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1999

                (v)  Foreign Custody Manager Agreement dated July 30, 1998
                     Filing: Amendment No. 10 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1999

                (vi) Amendment dated August 30, 2000, to Exhibit A of the
                     Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

           (H)  OTHER MATERIAL CONTRACTS

                Not Applicable.

           (I)  LEGAL OPINION

                Not Applicable

           (J)  OTHER OPINIONS

                Not Applicable

           (K)  OMITTED FINANCIAL STATEMENTS

                Not Applicable

           (L)  INITIAL CAPITAL AGREEMENTS

                (i)  Letters of Understanding dated July 22, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

           (M)  RULE 12B-1 PLAN

                Not Applicable

           (N)  RULE 18F-3 PLAN

                Not Applicable

           (P)  Code of Ethics

           (Q)  POWER OF ATTORNEY

                (i)  Power of Attorney dated July 13, 2000

ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

           None

ITEM 25   INDEMNIFICATION

      Reference is made to Article VI of the Registrant's By-Laws (Exhibit b). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 26   BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

      Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager or administrator for numerous other U.S. registered open-end and closed-end investment companies. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for (1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds. For additional information please see Part B and Schedules A and D of Form ADV of the Funds' investment manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the investment manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27   PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable

                                   SIGNATURE


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 27th day of October 2000.


                     THE MONEY MARKET PORTFOLIOS
                     (Registrant)


                         By:  /s/ David P. Goss
                              David P. Goss*
                              Vice President



                          THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                 EXHIBIT INDEX

 EXHIBIT NO.            DESCRIPTION                        LOCATION

 EX-99.(a)(i)           Agreement and Declaration of       *
                        Trust of The Money Market
                        Portfolios dated June 16, 1992

 EX-99.(a)(ii)          Certificate of Trust of The        *
                        Money Market Portfolios dated
                        June 16, 1992

 EX-99.(b)(i)           By-Laws                            *

 EX-99.(b)(ii)          Amendment to By-Laws dated         *
                        April 19, 1994

 EX-99.(c)(i)           Management Agreement between       *
                        Registrant and Franklin
                        Advisers, Inc. dated August 27,
                        1992

 EX-99.(c)(ii)          Amendment to Management            *
                        Agreement dated August 1, 1995
                        to the Management Agreement
                        dated August 27, 1995

 EX-99.(g)(i)           Master Custody Agreement           *
                        between Registrant and Bank of
                        New York dated February 16, 1996

 EX-99.(g)(ii)          Terminal Link Agreement between    *
                        Registrant and Bank of New York
                        dated February 16, 1996

 EX-99.(g)(iii)         Amendment dated May 7, 1997 to     *
                        the Master Custody Agreement
                        dated February 16, 1996 between
                        Registrant and Bank of New York

 EX-99.(g)(iv)          Amendment to Master Custody        *
                        Agreement dated February 27,
                        1998

 EX-99.(g)(v)           Foreign Custody Manager            *
                        Agreement dated July 30, 1998

 EX-99.(g)(vi)          Amendment dated August 30,         Attached
                        2000, to Exhibit A of the
                        Master Custody Agreement
                        between Registrant and Bank of
                        New York dated February 16, 1996

 EX-99.(l)(i)           Letter of Understanding dated      *
                        July 22, 1992

 EX-99.(p)(i)           Code of Ethics                     Attached

 EX-99.(q)(i)           Power of Attorney dated July       Attached
                        15, 1999
*  Incorporated by reference